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                                                                    EXHIBIT 2(n)
                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and under the captions "Financial Statements" and "Investment Advisory and Other Services -- Independent Auditors" in the Statement of Additional Information in the Registration Statement (Form N-2 Investment Company Act of 1940 No. 811-5003) and related Prospectus of Blue Chip Value Fund, Inc. to be filed with the Securities and Exchange Commission on April 14, 1998.

We also consent to the incorporation by reference therein of our report dated January 14, 1998, with respect to the financial statements of Blue Chip Value Fund, Inc., included in its Annual Report to Stockholders filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP
                                               ---------------------
                                               ERNST & YOUNG LLP



Denver, Colorado
April 10, 1998